Exhibit 99.1

Envestnet to Acquire FolioDynamix

Combined firm will support nearly $2 trillion in platform assets and approximately 10 million investor accounts

Consolidating transaction is immediately accretive to adjusted EBITDA and adjusted net income per share

Combination expands Envestnet’s industry footprint, furthering Envestnet’s growth and wealth technology consolidation strategy

Chicago, IL — September 25, 2017 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today announced that it will acquire FolioDynamix, a provider of integrated wealth management technology solutions.

“Acquiring FolioDynamix advances our growth strategy and creates value for our shareholders,” said Jud Bergman, Chairman and CEO of Envestnet. “This acquisition, our sixth significant transaction since 2010, expands our industry footprint, allowing us to further leverage our operating scale and data analytics capabilities as we continue to build the financial wellness network and help our clients deliver better outcomes.  Together, we will have the broadest, integrated suite of products and services for enterprises and financial advisors, boosting their productivity. We are eager to welcome and continue to serve FolioDynamix’s clients.”

FolioDynamix, an Actua company (Nasdaq: ACTA), provides financial institutions, registered investment advisors, and other wealth management clients with an end-to-end technology solution paired with a suite of advisory tools including model portfolios, research, and overlay management services. As of June 30, 2017, FolioDynamix platform solutions supported more than 3.2 million investor accounts with over $800 billion in assets. The acquisition will add complementary trading tools as well as commission and brokerage support to Envestnet’s existing suite of offerings.

“We are excited to join forces with Envestnet, enabling us to expand how we serve our customers,” said Joseph Mrak, Chairman and CEO of FolioDynamix. “Integrating FolioDynamix’s powerful trading tools into Envestnet’s unified wealth management, financial planning and data analytics platform offers each of our customers the best of both worlds.”

Envestnet will acquire FolioDynamix in a cash transaction for $195 million, subject to certain closing adjustments. As part of the transaction, Envestnet expects to acquire tax benefits valued at approximately $10 million. The transaction will be funded by a combination of cash on Envestnet’s balance sheet and borrowings under its revolving credit facility. Envestnet expects the transaction to be modestly accretive to adjusted EBITDA and adjusted net income per share immediately, and to achieve its post-integration financial performance goals, including approximately $20 million in identified cost synergies, within 36 months of closing. Cost synergies are expected to result from combining platforms, eliminating redundant functions and spending, and benefiting from increased scale and volume. While Envestnet expects multiple opportunities for cross-selling, these opportunities represent upside and have not been incorporated into the expected financial benefits of this transaction.

The transaction is expected to close in the first quarter of 2018 and is subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of certain third-party consents.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor and Mayer Brown LLP is serving as legal counsel to Envestnet. Evercore is serving as financial advisor and Dechert LLP is serving as legal counsel to Actua.

Conference Call

Envestnet will host a conference call at 4:00pm CT today to discuss the acquisition. Supplemental presentation materials and the live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing 800-289-0498, or for international callers 719-457-2607. A replay will be available one hour after the call and can be accessed by dialing 844-512-2921 or 412-317-6671 for international callers; the conference ID is 5250705.  The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet’s unified technology enhances advisor productivity and strengthens the wealth management process. Envestnet empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software for advisors. Envestnet | Retirement Solutions provides retirement advisors with an integrated platform that combines leading practice management technology, research and due diligence, data aggregation, compliance tools, fiduciary solutions and intelligent managed account solutions.

More than 57,000 advisors and 2,900 companies including: 16 of the 20 largest U.S. banks, 39 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel.

About FolioDynamix

FolioDynamix is leading the evolution of the wealth management experience, with an end-to-end technology solution paired with a suite of advisory tools including model portfolios, research, and overlay management services. Through our powerful technology platform, advisors can manage the entire client lifecycle from proposal generation to account opening to account management (trading and rebalancing) to reporting, all through a sophisticated but easy-to-use cloud-based solution. FolioDynamix is an Actua company (Nasdaq: ACTA). Visit www.foliodynamix.com. Follow us on Twitter @foliodx.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release concerning, among other things, Envestnet, Inc.’s (the “Company”) acquisition of FolioDynamix (the “FolioDynamix Acquisition”) and the expected benefits of the acquisition and the Company’s expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the inability to complete the FolioDynamix Acquisition in a timely manner or at all; the possibility that any of the anticipated benefits of the FolioDynamix Acquisition will not be realized to the extent or when expected; the risk that integration of FolioDynamix’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the FolioDynamix Acquisition on FolioDynamix’s and the Company’s business relationships, operating results and business generally; potential exposure to state and local non-income tax obligations, the Company’s ability to remediate material weaknesses in internal controls over financial reporting and associated costs, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the Company’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, potential dilution from issuing equity securities or a weaker balance sheet from using cash or incurring debt to finance acquisitions, the impact of market conditions on the Company’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions,  the impact of fluctuations in interest rates on the Company’s business,  ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytic solutions and market research services and premium FinApps, the results of our investments in research and development, our data center and other infrastructure, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, our ability to retain and hire necessary employees and appropriately staff our operations, in particular our India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of September 25, 2017 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts

For Envestnet:

Investors	Media

investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

For FolioDynamix/Actua:

Investors and Media

Karen Greene
ir@actua.com
media@actua.com
(610) 727-6900

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